UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2020

Xenia Hotels & Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36594	20-0141677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Orange Avenue, Suite 2700
Orlando, Florida 32801
(Address of Principal Executive Offices)

(407) 246-8100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	XHR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item      1.02.       Termination of a Material Definitive Agreement

As previously disclosed, on March 4, 2020, certain subsidiaries (collectively, the “Sellers”) of Xenia Hotels & Resorts, Inc., a Maryland corporation (the “Company”), and certain subsidiaries of a joint venture between affiliates of King & Phillip Investments Pte Ltd, iProsperity Group, and SoilBuild Group Holdings Ltd. (collectively, the “Buyers”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Sellers agreed to sell to Buyers (the “Sale”) the Company’s seven Kimpton hotel assets, which includes Kimpton Canary Hotel Santa Barbara, Kimpton Monaco Chicago, Kimpton Hotel Monaco Denver, Kimpton Monaco Salt Lake City, Kimpton Palomar Philadelphia, Kimpton Lorien Hotel & Spa and Kimpton RiverPlace Portland (collectively, the “Kimpton Portfolio”) in an all-cash transaction valued at approximately $483 million (subject to customary adjustments), inclusive of $6 million of cash in existing FF&E reserve accounts. In connection with entering into the Purchase Agreement, a $20 million at-risk deposit (the “Deposit”) was placed in escrow by Buyer. Pursuant to the terms of the Purchase Agreement, closing of the Sale was scheduled to occur on May 4, 2020 (the “Closing Date”).

On April 30, 2020, Buyers delivered a notice of termination to Sellers stating that Buyers had determined to terminate the Purchase Agreement due to an alleged failure of closing conditions under the Purchase Agreement. Buyers thereafter claimed they were entitled to the Deposit. Sellers informed Buyers that there is no failure of closing conditions and that Buyers’ purported termination of the Purchase Agreement and claim to the Deposit is invalid and ineffective. Sellers remained ready, willing and able to close on the Sale on the Closing Date.

On May 5, 2020, Sellers notified Buyers that Buyers defaulted under the Purchase Agreement when Buyers failed to close when obligated to do so on the Closing Date under the terms of the Purchase Agreement. Sellers intend to vigorously oppose Buyers’ claim to the Deposit currently being held in escrow and will pursue the Deposit for their own account.

Forward-Looking Statements

This Current Report on Form 8-K contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the status and outcome of the Sale, the ability of Sellers to retain the Deposit, and the outcome of disputes arising under the Purchase Agreement.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include, but are not limited to, the outcome of legal proceedings or other disputes. Other factors that could cause results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors and other risks and uncertainties described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Item    9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenia Hotels & Resorts, Inc.

Date: May 5, 2020	By:	/s/ Taylor C. Kessel
	Name:	Taylor C. Kessel
	Title:	Senior Vice President, General Counsel and Secretary